Exhibit (2)(a)

                                    BY-LAWS

                                       OF

                         STATE STREET INVESTMENT TRUST

                                   ARTICLE I

                            Agreement and Declaration
                           of Trust; Principal Office

     1.1 Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust (also referred to as the Master Trust Agreement), as from time to time in effect (the "Declaration of Trust"), of State Street Investment Trust, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

     1.2 Principal Office of the Trust. The principal office of the Trust shall be located in Boston, Massachusetts.

                                   ARTICLE 2

                              Meetings of Trustees

     2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

     2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Board of Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

     2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at the commencement thereof the lack of notice to him. Neither notice of a meeting nor a waiver of notice need specify the purpose of the meeting.

     2.4 Quorum. At any meeting of the Trustees one-half of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     2.5 Participation by Telephone. One or more of the Trustees or of any committee of the Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE 3

                                    Officers

     3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary and such other officers, including a Chairman of the Board of Trustees, one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Board of Trustees shall be a Trustee and may, but need not be, a shareholder of the Trust; and any other officer may, but need not be, a Trustee or shareholder of the Trust. Any two or more offices may be held by the same person.

     3.2 Election. The President, the Treasurer and the Secretary shall be elected annually by the Trustees at a meeting held within the first four months of the Trust's fiscal year. The meeting at which the officers are elected shall be known as the annual meeting of Trustees. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Vacancies in any office may be filled at any time.

     3.3 Tenure. The President, the Treasurer and the Secretary shall hold office until the next annual meeting of the Trustees and until their respective successors are chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

     3.4 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

     3.5 Chairman of the Board of Trustees. The Chairman of the Board of Trustees, if any, shall preside at all meetings of the shareholders and of the Trustees unless otherwise provided by the Trustees, and shall perform such other duties and shall have such other powers as the Trustees may determine from time to time.

     3.6 President. The President shall be the chief executive officer of the Trust. In the absence of the Chairman of the Board of Trustees, the President shall preside at meetings of the shareholders and of the Trustees unless otherwise provided by the Trustees.

     3.7 Vice President. The Vice President, or if there be more than one Vice President, the Vice Presidents in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall in the absence of the President or in the event of his inability or refusal to act, perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

     3.8 Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

     3.9 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

     3.10 Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he is absent, a temporary secretary chosen at such meeting, shall record the proceedings thereof in the aforesaid books.

     3.11 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Trustees (or if there be no determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

     3.12 Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him and delivered to the Chairman of the Board of Trustees, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

                                   ARTICLE 4

                                   Committees

     4.1 General. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Executive Committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                                   ARTICLE 5

                                    Reports

     5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                   ARTICLE 6

                                  Fiscal Year

     6.1 General. The fiscal year of the Trust shall be fixed by resolution of the Trustees.

                                   ARTICLE 7

                                      Seal

     7.1 General. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE 8

                              Execution of Papers

     8.1 General. All deeds, leases, contracts, notes and other obligations made by the Trustees may be signed by the President, any Vice President, the Treasurer or Assistant Treasurer, Secretary or Assistant Secretary, or any agent of the Trust, and need not bear the seal of the Trust.

                                   ARTICLE 9

                         Issuance of Share Certificates

     9.1 Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

     The Trustees may at any time authorize the issuance of share certificates either in limited cases or to all shareholders. In that event, a shareholder may receive a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

     9.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

     9.3 Issuance of New Certificate to Pledgee. The Trustees may, in their discretion, institute a policy of enabling a pledgee of shares transferred as collateral security to obtain a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder, and entitled to vote thereon.

     9.4 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                                   ARTICLE 10

                        Transactions By Certain Persons

     10.1 Long and Short Positions. No Trustee or officer of the Trust and neither the investment adviser nor any distributor (should a distributor be appointed pursuant to the Master Trust Agreement) for the Trust nor any officer or Director of the investment adviser or such distributor shall take a long or short position in the securities issued by the Trust, except that this provision shall not prevent:

     (a) Such distributor from purchasing from the Trust shares if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchases for the purpose of filling purchase orders received by such distributor, and provided that orders to purchase from the Trust are entered with the Trust upon receipt by such distributor of such purchase orders.

     (b) Such distributor from maintaining a market for shares of the Trust as agent for the Trust.

     (c) The purchase at any time from the Trust or from such distributor of shares issued by the Trust by any officer, Director or Trustee of the Trust, of its investment adviser or of such distributor at the price available to the public at the moment of such purchase, or, to the extent that such person is a shareholder, at the price available to shareholders of the Trust generally at the moment of such purchase.

     10.2 Dealings with Affiliates. No officer, Trustee or agent of the Trust shall deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a material financial interest, provided that the foregoing provision shall not prevent:

     (a) Officers and Trustees of the Trust from buying, holding or selling shares in the Trust or from being officers or Directors of or financially interested in the investment adviser or distributor, if any, of the Trust;

     (b) Purchases of investments for the portfolio of the Trust or sales of investments owned by the Trust through a securities dealer who is, or one or more of whose partners, stockholders, officers or Directors is, an officer or Trustee of the Trust, if such transactions are handled in the capacity of broker only and commissions charged to the Trust do not exceed customary brokerage charges for such services;

     (c) Employment of legal counsel, registrar, transfer agent, dividend disbursing agent or custodian who is, or has a partner, stockholder, officer or director who is, an officer or Trustee of the Trust, if only customary fees are charged for services to the Trust;

     (d) Sharing statistical, research and management expenses, including office hire and services, with any other company in which an officer or Trustee of the Trust is an officer or director or financially interested;

     (e) Transactions for which an exemption has been obtained pursuant to
Section 17(a) of the Investment Company Act of 1940.

     10.3 Notice of Ownership. The Secretary of the Trust shall request each officer and Director or Trustee of the Trust and of its investment adviser to notify the Trust at least quarter annually of the indentity of all issuers whose securities are held by the Trust of which such officer, Director or Trustee owns as much as one-half of one per cent (.5%) of the outstanding shares or securities, or both (taken at market value).

     10.4 Loans. The Trust shall make no loans to any officer, Trustee or employee of the Trust or to the investment adviser or distributor, if any, of the Trust or to their respective officers, directors or employees.

                                   ARTICLE 11

                           Amendments to the By-Laws

     11.1 General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

                                   ARTICLE 12

                      Redemption and Repurchase of Shares

     12.1 Fees. The redemption and repurchase of shares of the Trust may be subject to a redemption fee or repurchase fee, not exceeding one per cent (1%) of the net asset value of the shares redeemed or repurchased, as may be fixed from time to time by the Trustees.

     The foregoing By-Laws were adopted on February 7, 1989.

                                         /s/ Constantine Hutchins, Jr.
                                         -----------------------------
                                         Constantine Hutchins, Jr.
                                         Clerk